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                                                                    Exhibit 99.2

                              [Gores Letterhead]

                                 April 6, 2000

VIA FACSIMILE
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System Software Associates, Inc.
500 West Madison, Suite 3200
Chicago, IL 60661

Attn:  Robert R. Carpenter
       Chairman and Chief Executive Officer

Re:    Acquisition of System Software Associates, Inc.
       -----------------------------------------------

Dear Bob:

          On behalf of Gores Technology Group or one of its affiliates (collectively, "Buyer"), this letter constitutes an offer to acquire certain assets and assume specified liabilities of System Software Associates, Inc. ("Seller") pursuant to the provisions of section 363 of the Bankruptcy Code, 11 U.S.C. (S)(S) 101-1330 (the "Bankruptcy Code").

          Buyer, through Newco, offers to purchase certain assets of Seller's estate on and subject to the following terms and conditions:

          1. On or before April 14, 2000, the Seller shall file a petition for relief under the Bankruptcy Code in the District of Delaware (the "Petition Date"). For purposes of this Letter Agreement, the term "Seller" refers to Seller in its current corporate capacity and its future capacity as a debtor and debtor-in-possession.

          2. Purchase Price. Buyer shall pay a purchase price of cash in an amount determined pursuant to the next sentence (the "Cash Proceeds") plus 25 percent of Newco's common stock (the "Stock Proceeds" and, collectively with the Cash Proceeds, the "Sale Proceeds"). The Cash Proceeds shall be: (i) (a) the amount necessary to pay off the first priority lien held by Seller's existing senior secured lenders plus (b) the cost to cure defaults under leases and contracts to be assumed by Newco up to $4,000,000 plus (c) the amount necessary to pay off a post-petition financing facility of $13,000,000, pursuant to a budget reasonably acceptable to Buyer, which shall be used to fund the operations of Seller from the Petition Date to (I) the Closing (if the Buyer consummates the transactions contemplated hereunder) and (II) a date that is no later than 60 days after the Petition Date if Buyer does not consummate the transactions contemplated hereunder (the "DIP Financing") plus (d) $2,000,000. Newco shall be capitalized with at least $60,000,000 of equity and long-term debt, at least $20,000,000 of which shall be represented by common stock, or such other capitalization which results in the same economic allocation to Seller's estate as contemplated hereunder. Seller shall be responsible for distributing the Cash Proceeds (save for the DIP Financing) following the Closing; the distribution of the Stock Proceeds shall be made, subject to Buyer's approval as to structure, to comply with exemptions for registration under federal and state securities laws. In the event no exemption is
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available, Buyer shall be responsible for the costs of any such registration. In addition, Buyer shall provide, and be responsible for, its own reasonable costs and expenses associated with providing adequate disclosure about Newco pursuant to 11 U.S.C. Section 1125 in connection with any liquidating plan of reorganization proposed post-Closing by Seller. The cash portion of the Sale Proceeds shall be payable in full by wire transfer of immediately available funds at the Closing (as hereinafter described) of the purchase contemplated hereby. Seller shall be solely responsible for any sales or use taxes levied on the transactions contemplated hereby.

          3. Deposit. Buyer shall pay to the Seller, a non-refundable $250,000 deposit upon execution of this Letter Agreement and an additional non-refundable deposit of $250,000 upon receipt of commitments, satisfactory to Buyer, from Foothill Capital Corporation and Cerberus Partners with respect to the treatment of their existing secured debt. Buyer shall wire such deposits in immediately available funds or deliver a cashier's check in the amount of such deposits to an escrow established by Seller. The deposits shall be applied towards the Sale Proceeds on the date of the Closing. Notwithstanding the foregoing, in the event the Closing does not occur for any reason (including failure to obtain the DIP Financing) other than the breach of this Letter Agreement or Asset Purchase Agreement by Buyer or Buyer's failure to obtain financing, all deposits provided hereunder shall be refunded promptly to Buyer; provided that, if the Closing does not occur as a result of Buyer's prior breach of this Letter Agreement or the Asset Purchase Agreement or Buyer's failure to obtain financing (excluding the DIP Financing), the Seller shall retain all deposits already paid hereunder as its sole damages and remedy.

          4. Assets to be Purchased. Buyer shall buy substantially all of the assets of the Company (the "Assets"). Buyer shall list those assets on a schedule to be provided to Seller no later than April 12, 2000. The Assets shall be conveyed to Buyer free and clear of all liens, claims, interests and encumbrances (except as provided herein), with all such liens, claims, interests and encumbrances to attach to the Sale Proceeds.

          5. Transfer of Assets. The transfer and sale of the Assets by the Seller shall be effected by delivery by the Seller to Buyer, at the Closing, of such bills of sale, endorsements, assignments, and other good and sufficient instruments of sale, transfer, assignment and conveyance, as shall be, in the reasonable judgment of Buyer, reasonable and necessary to effectively vest in Buyer good, valid and insurable title to the Assets, free and clear of all liens, claims, encumbrances, interests and security interests of any nature or kind whatsoever (except as provided herein), pursuant to Court order under section 363 of the Bankruptcy Code and other applicable bankruptcy law. The Seller will, to the extent required after Closing, upon the request of Buyer, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such additional documents as may reasonably be required by Buyer, to effectuate the sale, conveyance, transfer, assignment and delivery by the Seller of the Assets and the ownership by Buyer of the Assets.

          6. Employees. Subject to further due diligence and negotiation, Buyer intends to offer employment to substantially all of Seller's employees and to negotiate a management retention plan. It is Buyer's policy and intention to provide equity incentives to management and key employees, which may be dilutive to other holders of common stock in Newco. Any

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severance or other obligations to officers and employees not offered employment with Buyer shall remain the obligations of Seller.

          7. Liabilities of Buyer. Buyer shall not assume any debt, liability or obligation of the Seller of any kind or nature whatsoever, including, without limitation claims for unpaid taxes, except for those liabilities set forth on a list to be provided no later than April 12, 2000. Buyer shall assume all obligations under any leases or executory contracts included in the Assets, and shall be responsible for any lenders fees with the DIP Financing.

          8.  Procedure for Sale.

          A. On or before one business day after the Petition Date, and in no event later than April 17, 2000, the Seller shall file a motion with the Court requesting the Court to approve the transactions contemplated by this Letter Agreement (the "Motion") and, in addition, on that same date shall file a motion for order approving the terms and conditions set forth in this paragraph 8 (the "Procedures Motion"), which Procedures Motion shall be heard on an expedited basis. Buyer shall approve the form and substance of the Motion and Procedures Motion and related orders prior to filing.

          B. Buyer recognizes that this offer may be subjected to higher and better bids. Bids, however, must (i) close no later than June 15, 2000, (ii) have no contingencies or conditions precedent other than those set forth in the Asset Purchase Agreement, (iii) be for substantially the same assets and assumption of liabilities and
              (iv) be from bidders qualified as having the financial wherewithal to close a competing Transaction at least five business days prior to the Hearing (as defined below). In any such bidding, all competing bids shall be required to be at least $3,000,000 in excess of the Sale Proceeds and must include the payment of a deposit of $500,000 to the Seller which will be forfeited if the competing bidder becomes the winning bidder at a hearing approving a sale and fails to close a Transaction (other than as a result of a failure of conditions to closing to be satisfied). Each subsequent bid must be in increments of no less than $200,000. Upon entry of an order approving any competing bid or upon Seller's breach of this Letter Agreement or the Asset Purchase Agreement, the Seller shall pay Buyer a "break-up" fee in an amount equal to $2,000,000 (the "Break-up Fee"), plus Buyer's actual and reasonable costs and expenses incurred in connection with this transaction (the "Fees"). Both Buyer and all qualified competing bidders shall be entitled to improve their offers at an auction pursuant to the Procedures Motion. Notwithstanding the foregoing, if Buyer breaches this Letter Agreement or the Asset Purchase Agreement, the Seller may sell the Assets to any other entity without any liability to Buyer for the Break-up Fee or the Fees. Any competing bidder must provide for the full and immediate
              (i) (x) repayment of the DIP Financing (if Buyer funds any portion of the DIP Financing) or (y), subject to the approval of the lender providing the DIP Financing, the

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              assumption at Closing of the DIP Financing and (z) in any event, the release of Buyer from any guarantee provided by Buyer of the DIP Financing and (ii) payment of the Break-up Fee to Buyer as part of its bid. In the event of a prevailing competing bid, the Fees incurred on or after the Petition Date shall be treated as an administrative priority claim under 11 U.S.C. Sections 503(b)(1) and 507(a).

          C. Within five business days after the Petition Date, and in no event later than April 21, 2000, the Bankruptcy Court shall enter a preliminary order granting the Procedures Motion and (a) setting a hearing on the Seller's Motion no later than June 4, 2000 (the "Hearing"), (b) granting Buyer the bid protection and Break-up Fee set forth in this paragraph 8, (c) requiring prospective purchasers become "qualified" by serving upon the Seller and Buyer copies of their proposed offers, together with evidence satisfactory to Seller of financial wherewithal to perform, five
              (5) business days before the Hearing, and (d) in any such competitive bidding, Buyer shall continue to be credited with $2,000,000, in addition to its actual bid, due to the Seller's and any other bidder's obligation to pay the Break-up Fee (the "Preliminary Order").

          D. The closing of the transactions contemplated hereby (the "Closing") shall occur no later than one business day after the entry of a final order of the Bankruptcy Court (i.e. an order that has not been reversed, stayed, modified or amended and as to which
              (i) the time to appeal or seek review, reargument or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending, or (ii) if appeal, review, reargument, rehearing or certiorari of such order has been sought, such order has been affirmed and the time to request a further review, reargument, rehearing or certiorari has expired, as a result of which such order has become final and nonappealable in accordance with applicable law), in form and substance reasonably satisfactory to Buyer, approving the Asset Purchase Agreement and related documentation and authorizing the Seller to consummate the transactions contemplated hereby (the "Order"). Notwithstanding the foregoing sentence, and subject to applicable law, Buyer, at its sole option, may close the transaction contemplated herein prior to the Order becoming final, provided that the Bankruptcy Court enters an order in form and substance satisfactory to Buyer approving the Asset Purchase Agreement and related documentation and authorizing the Seller to consummate the transactions contemplated hereby, in which order the Court finds, pursuant to 11 U.S.C. (S)363(m), that the transactions were negotiated at arms-length and in good faith, and the order is not stayed pending appeal.

          E. If either the Preliminary Order or the Order approving the transactions contemplated by this Letter Agreement is not entered by the deadlines set forth in paragraph 8(C), or the Closing has not occurred by June 15, 2000,

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              then Buyer may terminate the Asset Purchase Agreement or any agreements based upon this Letter Agreement at any time thereafter. Any withdrawal or termination of the Asset Purchase Agreement or any agreement based on this Letter Agreement to purchase the Assets in accordance with this subparagraph shall not result in liability to any of the parties hereto.

          9. The Seller's Obligations. The Seller shall use its best efforts to obtain the entry of the Preliminary Order and the Order within the time frames set forth herein. The Seller and Buyer agree to be fully bound to the terms and conditions of this Letter Agreement.

          10. Other Conditions. The obligations of Buyer to consummate the transactions contemplated hereunder are subject to and conditioned upon Buyer's satisfaction, in its reasonable discretion, that immediately prior to the Closing (a) except for the investigation by the Securities and Exchange Commission previously disclosed to Buyer, there exist no material violations of federal, state, or local laws, statutes, regulations or codes of any kind or nature whatsoever that would materially adversely affect the value of the assets after the Closing and (b) the value of the Assets shall not change materially from the value that existed on April 5, 2000; provided however that none of the following shall constitute a material adverse change for purposes of this clause
(b): (i) normal intra-quarter fluctuations in assets of the Seller, (ii) the departure of any employee (x) whose contract obligations are not assumed by Buyer or (y) who does not receive an offer of employment on substantially the same terms as his present employment (including, without limitation, compensation, location and responsibilities) from Newco prior to Closing, (iii) the impact of the departure of any employee or employees referred to in clause
(ii) above, or (iv) reasonable levels of deterioration in Seller's business, including but not limited to erosion of its customer base, loss or deferral of expected sales and loss of employees, resulting from the announcement or implementation of the transactions contemplated hereby. Seller shall continue to operate its businesses in the ordinary course from the date hereof through the Closing. If the conditions set forth herein are not satisfied, then, and in such event, Buyer may withdraw or terminate this Letter Agreement or the Asset Purchase Agreement, as applicable. Buyer shall have no liability to Seller whatsoever for withdrawing or terminating this Letter Agreement or the Asset Purchase Agreement in accordance with this paragraph.

          11. Cooperation in Collection of Receivables. The Seller agrees to cooperate in all reasonable respects with Buyer. In addition, as of the Closing, Seller shall irrevocably designate, make, constitute and appoint Buyer (and all persons designated by Buyer) as Seller's true and lawful attorney in fact, to
(i) demand payment of all accounts receivable sold under the Asset Purchase Agreement, (ii) enforce payment of all accounts receivable sold under the Asset Purchase Agreement by legal proceedings or otherwise, (iii) exercise all of the Seller's rights and remedies with respect to proceedings brought to collect any accounts receivables sold under the Asset Purchase Agreement, (iv) sell or assign any account receivable sold under the Asset Purchase Agreement upon such terms, for such amount and at such time or times as Buyer deems advisable, and
(v) take control in any manner of any item of payment or proceeds of any accounts receivable sold under the Asset Purchase Agreement.

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          12.  Interim Access to Seller's Premises.  Pending the Closing, Buyer
and its principals shall have full and complete access to Seller's premises and Seller's officers, agents, employees and professionals during normal business hours upon reasonable notice. In addition, Buyer shall have reasonable consent rights with respect to Seller's operations pending the Closing. Prior to the Petition Date, Buyer and Seller shall negotiate and draft a management agreement which reflects the terms and intent of this paragraph; provided, however, that Buyer and Seller shall use their best efforts to implement this paragraph 12 pending any final documentation.

          13. Exclusivity. The Seller agrees that, until the Termination Date, as defined below (the "Exclusivity Period"), neither it nor any of its members, affiliates, employees, representatives, consultants, advisors, successors and assigns, will directly or indirectly, initiate contact with, solicit, encourage, negotiate, discuss, or enter into, with any person or entity other than Buyer or any of its designated affiliates, any possible proposal or agreement for any investment in or funding of a plan of reorganization for the Seller, or an acquisition, restructuring, recapitalization or reorganization of any or all or substantially all of the assets, business, properties, equity interests or indebtedness of the Seller (a "Transaction"), other than a Transaction with Buyer. In furtherance and not in limitation of the foregoing, the Seller agrees, that until the end of the Exclusivity Period, Buyer shall have the exclusive right to conduct due diligence with respect to a Transaction.

          14. Further Documentation. Although this Letter Agreement is intended to be fully binding and enforceable pursuant to its terms, the Seller and Buyer recognize that other customary terms and conditions will be included in other documents to be presented to the Bankruptcy Court (including without limitation an asset purchase agreement, management agreement and shareholder agreement, all as acceptable to Buyer and Seller) and they agree to use their respective best efforts to negotiate and document such agreements as promptly as is practicable and possible. This Letter Agreement shall terminate upon the earlier to occur of April 21, 2000, and the execution by Seller and Buyer of definitive documentation, including an Asset Purchase Agreement, for the transaction contemplated hereby (the "Termination Date"); provided, however, that the parties will use their best efforts to complete definitive documentation by April 12, 2000.

          15. Press Release. The Buyer and Seller shall cooperate in the drafting and issuance of any press release with respect to this Letter Agreement.

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          If this Letter Agreement meets with your approval, kindly indicate such acceptance by executing the enclosed copy of this letter returning it to the undersigned.

                              Very truly yours,

                              GORES TECHNOLOGY GROUP

                              By: /s/ Alec Gores

                              Title: Chairman

AGREED AND ACKNOWLEDGED:

By: /s/ Robert R. Carpenter

Title: Chairman & CEO

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